UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2026

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 23, 2026, Northern Oil and Gas Inc. (“Northern”) and Infinity Natural Resources, LLC (“INR Holdings” and, together with Northern, the “Buyers”) completed their previously announced acquisitions (the “Antero Acquisitions”) of (i) certain rights, title and interests in upstream oil and gas properties, rights and related assets located in the State of Ohio (the “Upstream Assets”) from Antero Resources Corporation, Antero Minerals LLC and Monroe Pipeline LLC (collectively, the “Upstream Sellers”), pursuant to that certain purchase and sale agreement (the “Upstream Purchase Agreement”), dated December 5, 2025, by and among INR Holdings, Northern and the Upstream Sellers, for a combined cash purchase price of approximately $800 million and (ii) certain gathering, compression and transportation systems, water facilities and systems, equipment and related assets located in the counties of Belmont, Guernsey, Monroe, Noble and Washington, Ohio (the “Midstream Assets”) from Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC (collectively, the “Midstream Sellers”) pursuant to that certain purchase and sale agreement (the “Midstream Purchase Agreement” and, together with the Upstream Purchase Agreement, the “Antero Purchase Agreements”), dated December 5, 2025, by and among INR Holdings, Northern and the Midstream Sellers, for a combined cash purchase price of approximately $400 million.

The foregoing descriptions of the Upstream Purchase Agreement and Midstream Purchase Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the full text of each of the Upstream Purchase Agreement and Midstream Purchase Agreement, copies of which were attached as Exhibit 2.1 and Exhibit 2.2, respectively, to Northern’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2025. The summary of the Antero Acquisitions and the Antero Purchase Agreements set forth under Item 1.01 of Northern’s Current Report on Form 8-K filed with the SEC on December 8, 2025 is incorporated herein by reference.

Item 1.01	Entry Into a Material Definitive Agreement.

Antero Upstream Purchase Agreement Amendment

Under the Upstream Purchase Agreement, INR Holdings was to acquire an undivided 51% interest, and Northern was to acquire an undivided 49% interest, in the Upstream Assets. On February 22, 2026, the Buyers and Upstream Sellers entered into an amendment to the Upstream Purchase Agreement (the “Upstream Amendment”), pursuant to which, among other amendments, INR Holdings will acquire an undivided 60% interest, and Northern will acquire an undivided 40% interest, in the Upstream Assets. As a result of the Upstream Amendment, INR Holdings’ share of the unadjusted purchase price for the Upstream Assets is $480 million, and Northern’s share of the purchase price for the Upstream Assets is $320 million (in each case, subject to adjustment in accordance with the terms of the Upstream Purchase Agreement).

Antero Midstream Purchase Agreement Amendment

Under the Midstream Purchase Agreement, INR Holdings was to acquire an undivided 51% interest, and Northern was to acquire an undivided 49% interest, in the Midstream Assets. On February 22, 2026, the Buyers and Midstream Sellers entered into an amendment to the Midstream Purchase Agreement (the “Midstream Amendment” and, together with the Upstream Amendment, the “Antero Purchase Agreements Amendments”), pursuant to which, among other amendments, INR Holdings will acquire an undivided 60% interest, and Northern will acquire an undivided 40% interest, in the Midstream Assets. As a result of the Midstream Amendment, INR Holdings’ share of the unadjusted purchase price for the Midstream Assets is $240 million, and Northern’s share of the purchase price for the Midstream Assets is $160 million (in each case, subject to adjustment in accordance with the terms of the Midstream Purchase Agreement).

The foregoing descriptions of the Upstream Amendment and Midstream Amendment and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the full text of each of the Upstream Amendment and Midstream Amendment, copies of which are filed herewith as Exhibit 2.3 and Exhibit 2.4, respectively, and are incorporated herein by reference.

Credit Agreement Amendment

On February 23, 2026, Northern entered into an amendment (the “Credit Agreement Amendment”) to its Fourth Amended and Restated Credit Agreement, dated as of November 5, 2025, governing Northern’s revolving credit facility with Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders from time to time party thereto. Pursuant to the Credit Agreement Amendment, an interim borrowing base redetermination was completed and: (i) the borrowing base will increase from $1.8 billion to $1.975 billion and (ii) the elected commitment amount will increase from $1.6 billion to $1.8 billion.

The foregoing description of the Credit Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Item 1.01 of this Current Report on Form 8-K under the headings “Anterro Upstream Purchase Agreement Amendment” and “Antero Midstream Purchase Agreement Amendment” is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement Amendment” is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 23, 2026, Northern issued a press release announcing the closing of the Antero Acquisitions. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this Current Report pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing of Northern under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Purchase and Sale Agreement, dated as of December 5, 2025, by and among Antero Resources Corporation, Antero Minerals LLC and Monroe Pipeline LLC, as sellers, and Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., as buyers (incorporated by reference to Exhibit 2.1 to the Northern Oil and Gas, Inc. Current Report on Form 8-K filed with the SEC on December 8, 2025).

2.2*	Purchase and Sale Agreement, dated as of December 5, 2025, by and among Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC, as sellers, and Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., as buyers (incorporated by reference to Exhibit 2.2 to the Northern Oil and Gas, Inc. Current Report on Form 8-K filed with the SEC on December 8, 2025).

2.3*	Amendment No. 1 to the Purchase and Sale Agreement, dated as of February 22, 2026, by and among Antero Resources Corporation, Antero Minerals LLC and Monroe Pipeline LLC, as sellers, and Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., as buyers.

2.4*	Amendment No. 1 to the Purchase and Sale Agreement, dated as of February 22, 2026, by and among Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC, as sellers, and Infinity Natural Resources, LLC and Northern Oil and Gas, Inc., as buyers.

10.1*	First Amendment to the Fourth Amended and Restated Credit Agreement among Northern Oil and Gas, Inc., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, dated February 23, 2026.

99.1	Press Release, dated February 23, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request. Certain personally identifiable information has also been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

By:	/s/ Erik J. Romslo
Erik J. Romslo
Chief Legal Officer and Secretary

Dated: February 23, 2026